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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions 'Experts," and to the use of our report dated March 15, 1999 (Except for Note 11, as to which the date is April 22, 1999) in the Registration Statement (Form F-1) and related
Prospectus of CommTouch Software Ltd. for the registration of             shares
of its common stock.

Tel-Aviv, Israel
May 14, 1999

                                                KOST FORER & GABBAY
                                      A member of Ernst & Young international

The foregoing Consent is in the form that will be signed upon the completion of the Recapitalization described in note 11 to the Consolidated Financial Statements.

Tel-Aviv, Israel
May 14, 1999

                                                KOST FORER & GABBAY
                                      A member of Ernst & Young international